As filed with the Securities and Exchange Commission on May 13, 2015
File No. 333-171094

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Apple Hospitality REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia	26- 1379210
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

814 East Main Street
Richmond, Virginia 23219
Telephone (804) 344-8121
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Justin Knight
President and Chief Executive Officer
814 East Main Street
Richmond, Virginia 23219
Telephone (804) 344-8121
 (Name, address, and telephone number of agent for service)

Copies to:

Paul Manca, Esq. David Bonser, Esq. Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 Telephone: (202) 637-5600 Facsimile: (202) 637-5910

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the following registration statement on Form S-3 (the “Registration Statement”), filed by Apple Hospitality REIT, Inc. (formerly known as Apple REIT Nine, Inc.), a Virginia corporation (the “Company”) with the Securities and Exchange Commission:

•
Registration Statement No. 333-171094 filed on Form S-3 on December 10, 2012, as amended on February 19, 2013, which registered the offering of up to 20,000,000 of the Company’s Units, no par value, pursuant to the Company’s Dividend Reinvestment Plan.

The offering pursuant to the Registration Statement has been terminated. The Registrant hereby removes from registration any of the securities registered under the Registration Statement that remain unsold as of the filing date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on May 13, 2015.

APPLE HOSPITALITY REIT, INC.

By:	/s/ Justin G. Knight
Name:	Justin G. Knight
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Justin G. Knight	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2015
Justin G. Knight

/s/ Bryan F. Peery	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 13, 2015
Bryan F. Peery

/s/ Glade M. Knight	Executive Chairman of the Board	May 13, 2015
Glade M. Knight

/s/ Glenn W. Bunting	Director	May 13, 2015
Glenn W. Bunting

/s/ Jon A. Fosheim	Director	May 13, 2015
Jon A. Fosheim

/s/ Bruce H. Matson	Director	May 13, 2015
Bruce H. Matson

/s/ Daryl A. Nickel	Director	May 13, 2015
Daryl A. Nickel

/s/ L. Hugh Redd	Director	May 13, 2015
L. Hugh Redd